Exhibit 99.1

Perry Ellis International Reports Fourth Quarter Preliminary Fiscal 2014 Earnings

•	Fiscal fourth quarter revenues expected to decline 16% to approximately $216 million vs. $258 million last year

•	Expects fiscal 2014 total revenue to approximate $912 million

•	Fiscal fourth quarter diluted adjusted EPS expected to be in the range of $.02 - $.05

•	Expects adjusted diluted fiscal 2014 EPS guidance in a range of $.34 to $.37

Perry Ellis International, Inc. (NASDAQ:PERY) announced today, that based on its preliminary results for the fourth quarter and full year, the Company is providing fourth quarter guidance and updating its expectations for the 2014 fiscal year ended February 1, 2014. The Company expects to report actual fourth quarter and fiscal year 2014 results the week of April 7, 2014.

For the fourth quarter ended February 1, 2014:

•	The Company currently expects total revenue to decline 16% to approximately $216 million versus $258 million in the comparable prior year period ended February 2, 2013 (“fourth quarter of fiscal 2013”).

•	Adjusted diluted earnings per share (“EPS”) are currently expected in the range of $0.02 to $0.05.

For the 2014 fiscal year ended February 1, 2014:

•	Fiscal 2014 revenue is expected to approximate $912 million, as compared to $970 million in fiscal 2013.

•	Adjusted diluted (EPS) are expected in the range of $.34 to $.37 for fiscal year 2014.

•	Adjusted earnings per fully diluted share for fourth quarter and fiscal year 2014 and fiscal 2013 exclude costs associated with; (i) the exit of underperforming brands and businesses; (ii) the voluntary retirement program; (iii) the streamlining and consolidating of operations; (iv) strategic initiatives and gains from assets sales; and (v) impairment on long lived assets and certain leasehold improvements.

•	The Company noted that its revenue and adjusted earnings per share expectations are preliminary and subject to quarter and year-end closing adjustments. As the Company has not completed its quarter and year-end fiscal close or the audit of its 2013 financial statements, the revenue and profit expectations presented in this press release may change.

The Company noted that its fourth quarter performance was impacted by inclement weather across major parts of the country coupled with a challenging consumer spending environment across its channels of distribution. In its direct-to-consumer channel, lower mall traffic contributed to a comparable store sales decline of 4.8%. On the wholesale side, the Company was negatively impacted by the customer flow of replenishment orders which was essentially turned off for many retailers in their effort to manage overall store inventories. In addition, many retailers delayed shipments of merchandise planned for January delivery to the first quarter of fiscal 2015.

“We are extremely disappointed with our fourth quarter and full year results. We experienced a very difficult environment, which required our customers to become more aggressive with promotions and limit new orders. This contributed to much lower sales versus our projections,” said Oscar Feldenkreis, president and chief operating officer of Perry Ellis International. “We expect our customers to remain cautious and have adjusted our expectations for initial delivery and replenishment orders in fiscal 2015.”

Other Fourth Quarter 2014 Highlights:

•	Revenue growth was noted in Original Penguin and Nike performance swim as well as in the international and licensing businesses.

•	Gross margins expanded 170 bps for the quarter driven by a higher contribution from licensing revenues and higher margins in the Golf apparel and Rafaella sportswear business.

Fiscal 2015 Outlook

In light of the uncertainty of the retail environment, the Company has executed an infrastructure rationalization to achieve the following goals:

1) To enable it to be more streamlined in the channels it currently serves,

2) To redeploy resources to the businesses poised for more significant growth,

3) To dedicate investment into new businesses, such as international expansion under the Original Penguin and Perry Ellis brands, as well as the expansion of golf lifestyle apparel throughout Europe lead by Callaway golf.

The Company expects total revenues to be in a range of $910 to $920 million for fiscal 2015. Gross margins for fiscal 2015 should expand 50 to 60 basis points to a range of 33.7% to 33.8%. The Company expects that the infrastructure rationalization will deliver a net savings after the reinvestment of approximately 1% in operating margin on a full year annualized basis.

The Company also announced the election of Alexandra Wilkis Wilson, co-founder of online shopping website Gilt to the Board effective February 20, 2014.

The Company will provide a full update on the review at its year-end conference call. The Company also noted that it has approximately $17 million remaining under its share repurchase program.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances, as well as select children’s apparel. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, Jantzen®, Laundry by Shelli Segal®, C&C California®, Rafaella®, Cubavera®, Ben Hogan®, Centro®, Munsingwear®, Savane®, Original Penguin® by Munsingwear®, Grand Slam®, Natural Issue®, Pro Player®, the Havanera Co.®, Gotcha®, MCD®, John Henry®, Mondo di Marco®, Redsand®, Manhattan®, Axist®, Farah®, Anchor Blue®, Miller’s Outpost®, Tahoe River Outfitters®, Original Khaki Company® and Techworks®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, Champions Tour® and Jack Nicklaus® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct to consumer retail markets, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, and other factors set forth in Perry Ellis International’s filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

SOURCE: Perry Ellis International, Inc.

Perry Ellis International, Inc.

Anita Britt, 305-873-1210